EXHIBIT 99.1

The Trade Desk Reports Third Quarter Financial Results

LOS ANGELES, Nov. 10, 2016 (GLOBE NEWSWIRE) -- The Trade Desk, Inc. (NASDAQ:TTD), a provider of a global technology platform for buyers of advertising, today announced financial results for its third quarter ended September 30, 2016.

“Media buyers find enormous value in the ability to look at millions of ad opportunities every second across devices and formats, using data to make the best decisions in real-time. We are excited to share today that we exceeded our own expectations for the third quarter,” said Jeff Green, founder and CEO of The Trade Desk. “We’ve broken many of our previous records during the quarter including revenue of $53.0 million which is an 84% increase year over year. We delivered net income of $3.6 million and adjusted EBITDA of $16.6 million, distinguishing The Trade Desk from many comparable companies. Following our successfully completed IPO in September, we continue to see great momentum from our customers in the adoption of programmatic advertising on our platform and our global offerings. Because of our significant growth in international expansion, mobile, video, and television, we have significantly outgrown the industry and are massively outpacing the growth of the overall market.”

Third Quarter 2016 Financial Highlights:

The following table summarizes our consolidated financial results for the quarters ended September 30, 2016 and 2015 ($ in millions, except per share amounts):

	Three Months
	Ended September 30,
	2016	2015
GAAP Results
Revenue	$53.0	$28.8
Increase in revenue year over year	84%	157%
Net Income	$3.6	$4.6
Diluted EPS(1)	$0.06	$0.10

Non-GAAP Results
Adjusted EBITDA	$16.6	$9.3
Adjusted EBITDA Margin	31%	32%
Non-GAAP Net Income(1)	$9.4	$5.4
Non-GAAP Diluted EPS(1)	$0.24	$0.15

(1) Attributable to common stockholders-diluted.

Third Quarter and Recent Business Highlights Include:

  Completed Initial Public Offering: Began trading on the NASDAQ on September 21, 2016. Net proceeds from the IPO were approximately $73.6 million, after underwriting discounts and other offering costs.
  Continued Omni-channel Growth: Third quarter gross spend with non-display campaigns increased to over half of gross spend for the first time driven by newer channels such as Mobile and Audio. Omni-channel solutions remain a strategic focus for us as the industry continues shifting toward transparency and programmatic buying.
  Strong Customer Retention: Customer retention remained over 95% during the quarter, as it has for the previous 11 quarters.
  New Products and Features: During the quarter, The Trade Desk issued a number of new product features and enhancements to its platform including a major new user interface update, new cutting edge version of our viewability product, hyperlocal mobile targeting, and reporting improvements to enterprise APIs, new cross-device targeting capabilities and audio channel offerings.
  Momentum with Audio: The Trade Desk announced that it now offers ad buyers access to programmatic advertising with Audio leaders such as Spotify, Triton Digital and AdsWizz.
  Global Footprint Expansion: Through the third quarter of 2016, The Trade Desk broadened its coverage with the opening of its Hong Kong and Orange County, California offices. Additional geographic expansion is planned for Europe and Asia Pacific.
  Best Places to Work: The Trade Desk was ranked #12 among the 100 Best Places to Work for Millennials by Fortune and was named by Crain’s New York Business 2016 as one of the best places to work in New York City.

Fourth Quarter Outlook:

The Trade Desk is providing its financial targets for the fourth quarter of fiscal year 2016. The Company’s financial targets are as follows:

  Revenue of $62 million
  Adjusted EBITDA margin of 30%

Reconciliation of adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges could have a significant, and potentially unpredictable, impact on our future U.S. GAAP financial results.

Use of Non-GAAP Financial Information

Included within this press release are non-GAAP financial measures that supplement the Company's Condensed Consolidated Statements of Operations prepared under generally accepted accounting principles (GAAP). These non-GAAP financial measures adjust the Company's actual results prepared under GAAP by excluding charges for stock-based compensation, changes in fair value of preferred stock warrant liabilities and a liquidation fee related to a prior debt facility that became due upon the IPO. A 40% tax rate on the liquidation fee has been used in the computation of non-GAAP EPS, and as the other excluded charges are non-taxable, a tax effect for those charges was not included. Also included in these non-GAAP financial measures are adjustments to diluted earnings per share amounts, as applicable, to reflect the conversion upon the IPO of all then-outstanding shares of convertible preferred stock voting together as a single class on an as-converted to common share basis of each outstanding convertible preferred share into one third of one share of common stock using the as-if-converted method, as of January 1, 2015, or the date of issuance, if later. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures.

Quarterly Report on Form 10-Q

The company expect to file its quarterly report on Form 10-Q for the third quarter of the 2016 fiscal year with the Securities and Exchange Commission on Thursday November 10, 2016. This report will be available for viewing and download at http://investors.thetradedesk.com/.

Third Quarter 2016 Results Webcast and Conference Call Details

  When: November 10, 2016 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time).
  Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/. Following the call, a replay will be available on the company’s website.
  Dial-in: To access the call via telephone in North America, please dial 800-862-9098. For international callers, please dial 1-785-424-1051. Participants should reference the conference call ID “The Trade Desk Call” after dialing in.
  Audio replay:  An audio replay of the call will be available via telephone until November 24, 2016, beginning about two hours after the call. To listen to the replay in North America, please dial 1-877-481-4010 (replay code: 10124). International callers, please dial 1-919-882-2331 (access code: 10124).

About The Trade Desk

The Trade Desk™ is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize more expressive data-driven digital advertising campaigns across ad formats, including display, video, audio, native and social, on a multitude of devices, such as computers, mobile devices, and connected TV. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across the United States, Europe, and Asia.

Forward-Looking Statements:

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate. These forward-looking statements involve risks, uncertainties and assumptions. When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent S-1 report and Form 10-Q, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue	$52,956	$28,768	$130,516	$71,178
Operating expenses:
Platform operations	10,422	5,968	26,617	15,610
Sales and marketing	11,600	6,838	31,282	18,530
Technology and development	7,292	3,411	17,694	8,507
General and administrative	8,591	3,359	21,442	8,536
Total operating expenses	37,905	19,576	97,035	51,183
Income from operations	15,051	9,192	33,481	19,995
Total other expense, net	6,087	1,376	12,611	2,812
Income before income taxes	8,964	7,816	20,870	17,183
Provision for income taxes	5,320	3,211	10,668	6,904
Net income	$3,644	$4,605	$10,202	$10,279
Net income (loss) attributable to common stockholders	$972	$1,453	$(37,007)	$6,922
Earnings (loss) per share:
Basic	$0.08	$0.14	$(3.23)	$0.68
Diluted	$0.06	$0.10	$(3.23)	$0.26
Weighted average shares outstanding:
Basic	12,629	10,228	11,461	10,193
Diluted	17,064	14,231	11,461	16,586

STOCK-BASED COMPENSATION EXPENSE
(Amounts in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Platform operations	$75	$34	$114	$51
Sales and marketing	200	34	318	88
Technology and development	216	24	330	53
General and administrative	165	24	286	59
Total	$656	$116	$1,048	$251

THE TRADE DESK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	As of	As of
	September 30,	December 31,
	2016	2015
ASSETS
Current assets:
Cash	$123,968	$4,047
Accounts receivable, net	274,008	191,943
Prepaid expenses and other current assets	5,536	3,812
Total current assets	403,512	199,802
Property and equipment, net	10,545	6,625
Deferred taxes, net	1,171	1,171
Other assets, non-current	4,492	2,633
Total assets	$419,720	$210,231

LIABILITIES, CONVERTIBLE PREFERRED STOCK
AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$206,194	$108,461
Accrued expenses and other current liabilities	14,007	9,937
Financing obligation, current portion	721	502
Total current liabilities	220,922	118,900
Debt, net	50,847	44,888
Convertible preferred stock warrant liabilities	-	6,927
Other liabilities, non-current .	1,732	140
Financing obligation, non-current	485	1,030
Total liabilities..	273,986	171,885

Convertible preferred stock	-	24,204
Stockholders' equity:
Preferred stock	-	-
Common stock	-	-
Additional paid‑in capital	170,832	1,039
Retained earnings (accumulated deficit)	(25,098)	13,103
Total stockholders' equity	145,734	14,142
Total liabilities, convertible preferred stock and stockholders' equity	$419,720	$210,231

THE TRADE DESK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Nine Months
	Ended September 30,
	2016	2015
OPERATING ACTIVITIES:
Net income	$10,202	$10,279
Adjustments to reconcile net income to net cash provided by (used in)
operating activities:
Depreciation and amortization	2,612	1,123
Stock‑based compensation	1,048	251
Change in fair value of preferred stock warrant liabilities	9,458	1,162
Other	810	532
Changes in operating assets and liabilities:
Accounts receivable	(82,322)	(49,016)
Prepaid expenses and other assets	(2,425)	(2,908)
Accounts payable	94,352	10,749
Accrued expenses and other liabilities	5,252	2,303
Net cash provided by (used in) operating activities	38,987	(25,525)
INVESTING ACTIVITIES:
Purchase of property and equipment	(3,516)	(1,463)
Capitalized software development costs	(1,796)	(1,236)
Redemption of short-term investment	-	551
Net cash used in investing activities	(5,312)	(2,148)
FINANCING ACTIVITIES:
Proceeds from line of credit	75,847	20,000
Repayment on line of credit	(40,000)	-
Repayment of term debt	(30,000)	-
Payment of debt financing costs	(976)	-
Payment of financing obligations	(326)	(53)
Proceeds from issuance of Series C convertible preferred stock	60,000	-
Repurchase of preferred stock and common stock	(54,000)	-
Proceeds from exercise of stock options	433	71
Payment of stock repurchase costs	(155)	-
Proceeds from the issuance of Class A common stock in initial public offering,
net of underwriting commissions	78,120	-
Payment of offering costs—initial public offering	(2,568)	-
Payment of Series C convertible preferred stock offering costs	(129)	-
Net cash provided by financing activities	86,246	20,018
Increase (decrease) in cash	119,921	(7,655)
Cash—Beginning of period	4,047	17,315
Cash—End of period	$123,968	$9,660

Non-GAAP Financial Metrics
(Amounts in thousands, except per share amounts)

The following tables show the Company’s GAAP financial metrics reconciled to non-GAAP financial metrics included in this release.

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2016	2015	2016	2015

Net income	$3,644	$4,605	$10,202	$10,279
Add back:
Depreciation and amortization expense	959	430	2,612	1,123
Interest expense	1,347	295	2,664	716
Provision for income taxes	5,320	3,211	10,668	6,904
Stock-based compensation expense	656	116	1,048	251
Change in fair value of preferred stock warrant liabilities	4,653	673	9,458	1,162
Adjusted EBITDA	$16,579	$9,330	$36,652	$20,435

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2016	2015	2016	2015

GAAP net income (loss) attributable to common stockholders	$972	$1,453	$(37,007)	$6,922
Add back (deduct):
Income attributable to dilutive convertible preferred stock	-	-	-	1,218
Preferred stock modification	-	-	-	(3,793)
GAAP net income (loss) attributable to common stockholders-diluted	972	1,453	(37,007)	4,347
Add back (deduct):
Stock-based compensation expense	656	116	1,048	251
Change in fair value of preferred stock warrant liabilities	4,653	673	9,458	1,162
Liquidation fee related to prior debt facility	750	-	750	-
Premium on repurchase of convertible preferred stock	-	-	47,209	-
Income attributable to convertible preferred stock	2,672	3,152	-	7,150
Income attributable to dilutive convertible preferred stock	-	-	-	(1,218)
Adjustment for income taxes	(300)	-	(300)	-
Non-GAAP net income attributable to common stockholders-diluted	$9,403	$5,394	$21,158	$11,692

GAAP weighted average shares outstanding-diluted	17,064	14,231	11,461	16,586
Add back:
Convertible preferred stock	21,119	22,110	20,880	19,320
Dilutive stock options to purchase common stock	-	-	4,549	-
Dilutive ESPP shares	-	-	2	-
Dilutive stock warrants	430	602	484	515
Non-GAAP weighted average shares outstanding-diluted	38,613	36,943	37,376	36,421

GAAP diluted EPS attributable to common stockholders	$0.06	$0.10	$(3.23)	$0.26
Non-GAAP diluted EPS attributable to common stockholders	$0.24	$0.15	$0.57	$0.32

Contact Information:
Investors
Chris Toth
ir@thetradedesk.com
310-334-9183

Media
Alexis Roberts
Blast PR for The Trade Desk
alexisr@blastpr.com
805-886-8511